Exhibit 1.1
EXECUTION
CENTERPOINT ENERGY, INC.
21,000,000 Shares
Common Stock, Par Value $0.01 Per Share
Underwriting Agreement
September 10, 2009
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
UBS Securities LLC
677 Washington Boulevard
Stamford, Connecticut 06901
as the Representatives of the several Underwriters
Ladies and Gentlemen:
          CenterPoint Energy, Inc., a Texas corporation (the “Company”), confirms, subject to the terms and conditions stated herein, its agreement to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) 21,000,000 shares (the “Firm Shares”) of common stock, par value $0.01 per share (the “Common Stock”), and the preferred share purchase rights appurtenant thereto (the “Rights”), of the Company and, at the election of the Representatives acting on behalf of the Underwriters, to issue and sell to the Underwriters, solely to cover over-allotments, up to an additional 3,150,000 shares of Common Stock and appurtenant Rights (the “Optional Shares,” and, together with the Firm Shares, the “Securities”). The Company understands that the several Underwriters propose to offer the Securities for sale upon the terms and conditions contemplated by this Agreement and reflected in the documents and information in Schedule II (such material herein called the “Pricing Disclosure Package”).

     1. Representations and Warranties of the Company.
          (a) The Company represents and warrants to, and agrees with, each of the Underwriters, on and as of the date hereof and the Closing Date (as defined in Section 2) that:
               (i) A joint registration statement on Form S-3 with respect to the Securities and other securities (File Nos. 333-153916 and 333-153916-01), copies of which have been delivered to the Underwriters, has been prepared and filed by the Company, together with CenterPoint Energy Houston Electric, LLC, an indirect wholly-owned subsidiary of the Company, with the Securities and Exchange Commission (the “Commission”). Such registration statement, including a prospectus, has become effective under the Securities Act of 1933, as amended (the “1933 Act”), and no stop order suspending its effectiveness has been issued and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering has been initiated or, to the best knowledge of the Company, threatened by the Commission. The term “Registration Statement” means such registration statement, as deemed revised pursuant to Rule 430B(f)(1) under the 1933 Act on the date of such registration statement’s effectiveness for purposes of Section 11 of the 1933 Act, as such section applies to the Company and the Underwriters for the Securities pursuant to Rule 430B(f)(2) under the 1933 Act (the “Effective Date”). The base prospectus included in the Registration Statement relating to the Securities and certain other issues of debt and equity securities (exclusive of any supplement filed pursuant to Rule 424) is herein called the “Basic Prospectus.” The Basic Prospectus as amended and supplemented by a preliminary prospectus supplement dated September 9, 2009 relating to the Securities immediately prior to the Applicable Time (as defined below) is hereinafter called the “Preliminary Prospectus.” The Company proposes to file together with the Basic Prospectus and pursuant to Rule 424 under the 1933 Act a prospectus supplement specifically relating to the Securities and reflecting the terms of the Securities and plan of distribution arising from this Agreement (herein called the “Pricing Supplement”) and has previously advised the Underwriters of all the information to be set forth therein. The term “Prospectus” means the Basic Prospectus together with the Pricing Supplement, as first filed with the Commission pursuant to Rule 424.
          Any reference herein to the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, or deemed to be incorporated by reference therein, and filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), on or before the date of such Basic Prospectus, Preliminary Prospectus or Prospectus, as applicable; any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Basic Prospectus, the Preliminary Prospectus or Prospectus shall be deemed to refer to and include, without limitation, the filing of any document under the 1934 Act deemed to be incorporated therein by reference after the date of such Basic Prospectus, Preliminary Prospectus or Prospectus.
          For purposes of this Agreement, the “Applicable Time” is 4:45 p.m. (New York Time) on the date of this Agreement;

               (ii) The Registration Statement, each Permitted Free Writing Prospectus (as defined in Section 3(a)), the Preliminary Prospectus and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder; and (A) the Registration Statement will not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) (i) the Pricing Disclosure Package does not as of the Applicable Time, (ii) each Permitted Free Writing Prospectus or other Issuer Free Writing Prospectus (such term having the meaning assigned to it by Rule 433 of the 1933 Act), when considered with the Pricing Disclosure Package, does not as of the Applicable Time, (iii) the Prospectus and any amendment or supplement thereto will not, as of their dates, and (iv) the Prospectus, as it may be amended or supplemented pursuant to Section 4 hereof, as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to: (A) any statements or omissions made in reliance upon and in conformity with any information furnished in writing by, or through the Representatives on behalf of, any Underwriter for use therein, and (B) any Form T-1 Statement of Eligibility and Qualification included as an exhibit to the Registration Statement;
               (iii) Each document filed or to be filed pursuant to the 1934 Act and incorporated by reference, or deemed to be incorporated by reference in the Preliminary Prospectus or the Prospectus (including, without limitation, any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus) conformed or, when so filed, will conform in all material respects to the requirements of the 1934 Act and the applicable rules and regulations of the Commission thereunder, and none of such documents included or, when so filed, will include any untrue statement of a material fact or omitted or, when so filed, will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
               (iv) Any Permitted Free Writing Prospectus or other Issuer Free Writing Prospectus does not include anything that conflicts with the information contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus;
               (v) (A) At the time of filing of the Registration Statement, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well-known seasoned issuer” (as defined in Rule 405 under the 1933 Act);

               (vi) With respect to the Registration Statement, (A) the Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the 1933 Act), (B) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to the use of the automatic shelf registration statement and (C) the conditions for use of Form S-3 have been, and continue to be, satisfied by the Company;
               (vii) At the determination date for purposes of the Securities within the meaning of Rule 164(h) under the 1933 Act, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act;
               (viii) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Texas, with corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus;
               (ix) Each Significant Subsidiary (as defined in Regulation S-X under the 1933 Act) of the Company has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its formation, with power and authority (corporate or other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding ownership interests of each Significant Subsidiary of the Company have been duly authorized and validly issued in accordance with the organizational documents of such Significant Subsidiary; and the ownership interests of each Significant Subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects;
               (x) This Agreement has been duly authorized, executed and delivered by the Company;
               (xi) The Company’s authorized equity capitalization is as set forth in the Pricing Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the Securities have been duly authorized by the Company and, when issued and delivered against payment therefor pursuant to this Agreement, the Securities will be duly and validly issued, fully paid and nonassessable; the issuance of the Securities will not be subject to any preemptive or other rights under the Restated Articles of Incorporation or the Amended and Restated Bylaws of the Company, each as amended to date, or the Texas Business Corporation Act to subscribe for shares of Common Stock; and, except (i) as set forth in the Pricing Disclosure Package and the Prospectus and (ii) for options, restricted stock and performance shares granted pursuant to the CenterPoint Energy, Inc. Long-Term Incentive Plan and the CenterPoint Energy, Inc. Stock Plan for Outside

Directors, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company, which were granted by the Company, are outstanding; and the Securities will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;
               (xii) The Rights Agreement, dated as of January 1, 2002, between the Company and JPMorgan Chase Bank, as rights agent (the “Rights Agreement”), has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the Securities, will be validly issued;
               (xiii) The issuance by the Company of the Securities, the compliance by the Company with all of the applicable provisions of this Agreement, and the consummation by the Company of the transactions contemplated herein (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the property or assets of the Company or any subsidiary is subject, which conflict, breach, violation, or default would individually, or in the aggregate, have a material adverse effect on the financial condition, business, prospects or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”); and (b) will not result in any violation of the provisions of the Restated Articles of Incorporation or Amended and Restated By-laws or other organizational documents of the Company, the charter, by-laws or other organizational documents of any subsidiary of the Company or any existing statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company’s or any of its or its subsidiaries’ properties;
               (xiv) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the issuance by the Company of the Securities and the purchase and distribution of the Securities by the Underwriters;
               (xv) The Company and its subsidiaries possess certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;
               (xvi) Except as disclosed in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which has a reasonable possibility of leading to such a claim;
               (xvii) Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated;
               (xviii) The financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis;
               (xix) Since the date of the latest audited financial statements incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no material adverse change in the business, financial condition, prospects or results of operations of the Company and its subsidiaries taken as a whole, and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its equity interests (other than regular quarterly dividends on the Common Stock);
               (xx) The Company maintains a system of internal accounting controls and maintains disclosure controls and procedures in conformity with the requirements of the 1934 Act and is otherwise in compliance in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;
               (xxi) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act;
               (xxii) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus under the caption “Use of Proceeds,” will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
               (xxiii) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for similarly situated companies in the businesses in which they are engaged;
               (xxiv) The operations of the Company and its subsidiaries are and, since January 1, 2006, have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened; and
               (xxv) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     2. Sale and Delivery.
          (a) Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the number of Firm Shares set forth in Schedule I opposite the name of such Underwriter (plus an additional amount of Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof) at a purchase price of $11.58 per share.
          (b) In addition, subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, the Option Shares at the same purchase price as the Underwriters paid for the Firm Shares. The option may be exercised in whole or in part, and, if exercised, the Option Shares must be purchased by the Underwriters and resold to persons not acting in the capacity of underwriters, placement agents or wholesalers, on or before the 30th day after the date on which the Firm Shares were purchased by one or more persons not acting in the capacity of Underwriters, placement agents or wholesalers. The option may be exercised in whole or in part from time to time upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the settlement date. Delivery of the Option Shares, and payment therefor, shall be made as provided in this Section 2. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Shares, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional shares.
          (c) The Securities to be purchased by each Underwriter hereunder will be represented by one or more registered global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian, unless the Representatives shall otherwise instruct. The Company will deliver the Securities to Citigroup Global Markets Inc., acting on behalf of the Underwriters for the account of each Underwriter, against payment by or on behalf of such Underwriter of the amount therefor, as set forth above, by wire transfer of Federal (same day) funds to a commercial bank account located in the United States and designated in writing at least forty-eight hours prior to the Closing Date by the Company to Citigroup Global Markets Inc., by causing DTC to credit the Securities to the account of Citigroup Global Markets Inc., at DTC. The Company will cause the global certificates representing the Securities to be made available to Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as joint-book running managing underwriters (together, the “Representatives”), acting on behalf of the Underwriters, for checking at least twenty-four hours prior to the Closing Date at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on September 16, 2009 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Closing Date.”
          (d) The documents to be delivered on the Closing Date by or on behalf of the parties hereto pursuant to Section 6 hereof, including the cross-receipt for the Securities and any additional certificates requested by the Underwriters pursuant to Section 6(h) hereof, will be delivered at such time and date at the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002-4995 or such other location as the Representatives and the Company may agree in writing (the “Closing Location”), and the Securities will be delivered at the Designated Office, all on the Closing Date. A meeting will be held at the Closing Location at 1:00 p.m., New York City time or at such other time as the Representatives and the Company may agree in writing, on the New York Business Day next preceding the Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 2, “New York Business Day” shall mean each Monday, Tuesday, Wednesday,

Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
          (e) If the option provided in Section 2(b) hereof is exercised after the New York Business Day prior to the Closing Date, the Company will deliver the Option Shares (at the expense of the Company) to the Representatives on the date specified by the Representatives (which shall be the third New York Business Day after exercise of the said option) for the respective accounts of the Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer of Federal (same day) funds to a commercial bank account located in the United States specified by the Company. If settlement for the Option Shares occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Shares, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
     3. Free Writing Prospectuses.
          (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, other than a free writing prospectus the use of which has been consented to by the Company and the Representatives; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the following free writing prospectuses: the electronic road show with respect to the Securities. Any other free writing prospectus subsequently consented to by the Representatives and the Company is herein called a “Permitted Free Writing Prospectus”; each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, other than a Permitted Free Writing Prospectus or a free writing prospectus that is not required to be filed by the Company pursuant to Rule 433.
          (b) The Company and the Representatives have complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any free writing prospectus, including timely Commission filing where required and legending.
          (c) The Company agrees that if at any time following issuance of a Permitted Free Writing Prospectus or other Issuer Free Writing Prospectus any event has occurred that results in such Permitted Free Writing Prospectus or other Issuer Free Writing Prospectus conflicting with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus, or the Pricing Disclosure Package including an untrue statement of a material fact or omitting to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each

Underwriter a free writing prospectus or other document, the use of which has been consented to by the Representatives, which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in the Pricing Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representatives on behalf of, any Underwriter expressly for use therein.
     4. Covenants and Agreements.
          The Company covenants and agrees with each of the Underwriters:
          (a) That the Company will furnish without charge to the Underwriters a copy of the Registration Statement, including all documents incorporated by reference therein and exhibits filed with the Registration Statement (other than exhibits which are incorporated by reference and have previously been so furnished), and, during the period mentioned in paragraph (c) below, as many written and electronic copies of the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, any documents incorporated by reference therein at or after the date thereof (including documents from which information has been so incorporated) and any supplements and amendments thereto as each Underwriter may reasonably request;
          (b) That the Company will cause the Preliminary Prospectus and the Prospectus to be filed pursuant to, and in compliance with, Rule 424(b) and will promptly advise the Underwriters (i) when any amendment to the Registration Statement shall have been filed; provided, that, with respect to documents filed pursuant to the 1934 Act and incorporated by reference into the Registration Statement, such notice shall only be required during such time as the Underwriters are required in the reasonable opinion of the Representatives, based on advice of Dewey & LeBoeuf LLP, counsel for the Underwriters, to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act), (ii) of any request by the Commission for any amendment of the Registration Statement, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the receipt by the Company of any notice from the Commission pursuant to Rule 401(g)(2) of the 1933 Act. So long as any Underwriter is required in the reasonable opinion of the Representatives, based on advice of Dewey & LeBoeuf LLP, to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act), the Company will not file any amendment to the Registration Statement or supplement to the Preliminary Prospectus or the Prospectus to which the Representatives or Dewey & LeBoeuf LLP shall have reasonably objected in writing and the Company shall furnish one copy of every such amendment or supplement to each of the Representatives and to Dewey & LeBoeuf LLP. If the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, the Company will take such steps to obtain the lifting of that order as promptly as practical. If the Company receives a notice from the Commission pursuant to Rule 401(g)(2) of the 1933 Act, the Company will promptly take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);
          (c) That if, at any time when in the reasonable opinion of the Representatives, based on advice of Dewey & LeBoeuf LLP, the information in the Pricing Disclosure Package or the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required by law to be delivered by an Underwriter or a dealer, any event shall occur as a result of which it is necessary, in the reasonable opinion of the Representatives, based on advice of Dewey & LeBoeuf LLP, or counsel for the Company, to amend or supplement the Pricing Disclosure Package or the Prospectus or modify the information incorporated by reference therein in order to make the statements therein, in light of the circumstances existing when the information in the Pricing Disclosure Package or the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered to a purchaser, not misleading, or if it shall be necessary in the reasonable opinion of any such counsel, to amend or supplement the Pricing Disclosure Package or the Prospectus or modify such information to comply with law, the Company will forthwith (i) prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to whom Securities may have been sold by the Underwriters and to any other dealers upon reasonable request, either amendments or supplements to the Pricing Disclosure Package or the Prospectus or (ii) file with the Commission documents incorporated by reference in the Pricing Disclosure Package and Prospectus, which shall be so supplied to the Underwriters and such dealers, in either case so that the statements in the Pricing Disclosure Package or the Prospectus as so amended, supplemented or modified will not, in light of the circumstances when the information in the Pricing Disclosure Package or the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package and the Prospectus will comply with law;
          (d) The Company will not for a period of 90 days following the date hereof, without the prior written consent of the Representatives, (i) offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act with respect to, any shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock (other than the Securities), or publicly announce an intention to effect any such transaction, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that the Company may (1) issue and sell the Securities, (2) issue Common Stock or securities convertible into or exchangeable for Common Stock upon exercise of an option or warrant or conversion of a security outstanding on the date of the Prospectus, (3) issue Common Stock or securities convertible into or exchangeable for Common Stock in amounts permitted on the date hereof under the Company’s employee or non-employee director stock option plans, benefit plans and long-term incentive plans and (4) issue Common Stock or securities convertible into or exchangeable for Common Stock under the CenterPoint Energy, Inc. Savings Plan and CenterPoint Energy, Inc. Investor’s Choice Plan.
          This Section 4(d) shall not during the foregoing 90 day period prohibit the Company from filing any (i) registration statements, including pre- or post-effective amendments to registration statements, with the Commission relating to any securities of the Company other than Common Stock or securities convertible into or exchangeable for Common Stock or (ii) registration statements, including pre- or post-effective amendments to registration statements, (A) relating to issuance of Common Stock in amounts permitted on the date hereof pursuant to any employee or non-employee director stock option plans, benefit plans and long-term incentive plans of the Company, (B) relating to the issuance of Common Stock pursuant to the CenterPoint Energy, Inc. Savings Plan or the CenterPoint Energy, Inc. Investor’s Choice Plan or (C) relating to Common Stock issuable upon conversion of convertible debt securities of the Company or its subsidiaries existing at the date hereof.
          (e) That the Company will endeavor to qualify, at its expense, the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to pay all filing fees, reasonable expenses and legal fees in connection therewith and in connection with the determination of the eligibility for investment of the Securities; provided, that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to file any consents to service of process under the laws of any jurisdiction;
          (f) That the Company will make generally available to its security holders and the holders of the Securities as soon as practicable an earnings statement of the Company covering a twelve-month period beginning after the Closing Date which shall satisfy the provisions of Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including Rule 158 under the 1933 Act); and
          (g) That the Company will use its reasonable best efforts to have the Securities approved for listing, upon official notice of issuance by the New York Stock Exchange and the Chicago Stock Exchange, at or prior to the Closing Date or any subsequent settlement date for the Option Shares.
     5. Expenses.
          The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Basic Prospectus, any Permitted Free Writing Prospectus, any other Issuer Free Writing Prospectus, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) all reasonable expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(e) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Securities including, without limitation, any travel expenses of the Company’s officers and employees; (vii) fees and expenses incident to listing the Securities on any stock exchange on which the Securities are listed; (viii) the fees and expenses of the transfer agent and registrar for the Securities and any agent of such transfer agent or registrar; (ix) one-half of the reasonable fees, disbursements and expenses of counsel for the Underwriters incurred in connection with the offering of the Securities; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 7 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including any advertising expenses connected with any offers they may make and one-half of the reasonable fees, disbursements and expenses of counsel for the Underwriters.
     6. Conditions of Underwriters’ Obligations.
          The obligations of the Underwriters to purchase and pay for the Firm Shares on the Closing Date or for the Option Shares on any subsequent settlement date shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof, at and as of the Applicable Time, and at and as of the Closing Date and any subsequent settlement date for Option Shares, of the representations and warranties made herein by the Company, to compliance at and as of the Closing Date and any subsequent settlement date for Option Shares by the Company with its covenants and agreements herein contained and the other provisions hereof to be satisfied at or prior to the Closing Date or any subsequent settlement date for Option Shares and to the following additional conditions:
          (a) (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering shall be pending before or threatened by the Commission and no notice from the Commission pursuant to Rule 401(g)(2) of the 1933 Act shall have been received, (ii) the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for filing by the rules and regulations under the 1933 Act and in accordance herewith and each Permitted Free Writing Prospectus shall have been filed by the Company with the Commission within the applicable time periods prescribed for such filings by, and otherwise in compliance with Rule 433 under the 1933 Act to the extent so required and (iii) the Underwriters shall have received on and as of the Closing Date, a certificate dated such date, signed by an executive officer (including, without limitation, the Treasurer) of the Company, to the foregoing effect (which certificate may be to the best of such officer’s knowledge after reasonable investigation).
          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change in the business, financial condition, prospects or results of operations of the Company and its subsidiaries taken as one enterprise which, in the reasonable judgment of the Representatives, is material and adverse and makes it impractical to proceed with completion of the offering or the sale of and payment for the Securities on the terms set forth herein; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act), or any public announcement that any such organization has newly placed under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or on the over-the-counter market or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any general moratorium on commercial banking activities declared by U.S. Federal or New York State authorities; (v) any major disruption of settlements of securities or clearance services in the United States or (vi) any act of terrorism in the United States, any attack on, outbreak or escalation of hostilities involving the United States, any declaration of war by Congress or any other national or international calamity or crisis if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or crisis on the financial markets makes it impractical to proceed with completion of the offering or sale of and payment for the Securities on the terms set forth herein.
          (c) Dewey & LeBoeuf LLP, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated the Closing Date and any subsequent settlement date for Option Shares, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
          (d) Scott Rozzell, Esq., Executive Vice President and General Counsel of the Company, or Rufus S. Scott, Esq., Senior Vice President and Deputy General Counsel of the Company, shall have furnished to you his written opinion, dated the Closing Date, and also an opinion dated any subsequent settlement date for Option Shares, in form and substance satisfactory to you, to the effect that:
               (i) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Texas and has corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
               (ii) Each Significant Subsidiary of the Company has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its formation, with power and authority (corporate or limited liability company) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; all of the issued and outstanding ownership interests of each Significant Subsidiary of the Company have been duly authorized and validly issued in accordance with the organizational documents of such Significant Subsidiary; and the ownership interests of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects;
               (iii) The Company’s authorized equity capitalization is as set forth in the Pricing Disclosure Package and the Prospectus and the capital stock of the Company conforms, as to legal matters, in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; and, except (i) as set forth in the Pricing Disclosure Package and the Prospectus and (ii) for options, restricted stock and performance shares granted pursuant to the CenterPoint Energy, Inc. Long-Term Incentive Plan and the CenterPoint Energy, Inc. Stock Plan for Outside Directors, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company, which were granted by the Company, are outstanding;
               (iv) No consent, approval, authorization or other order of, or registration with, any governmental regulatory body (other than such as may be required under applicable state securities laws, as to which such counsel need not express an opinion) is required for the issuance and sale of the Securities or for the consummation by the Company of the transactions contemplated by this Agreement;
               (v) To such counsel’s knowledge and other than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company is subject, which, individually or in the aggregate, have a reasonable possibility of having a Material Adverse Effect;

               (vi) The execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Securities, will not result in the breach or violation of, or constitute a default under, (a) the Restated Articles of Incorporation, the Amended and Restated Bylaws or other organizational documents of the Company, each as amended to date, (b) any indenture, mortgage, deed of trust or other agreement or instrument for borrowed money to which the Company is a party or by which it is bound or to which its property is subject or (c) any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its property, in any manner which, in the case of clause (b), individually or in the aggregate, would have a Material Adverse Effect;
               (vii) The description of statutes and regulations set forth in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 under the captions “Business—Regulation” and “Business—Environmental Matters,” and those described elsewhere in the Pricing Disclosure Package and the Prospectus, fairly describe in all material respects the portions of the statutes and regulations addressed thereby; and
               (viii) Such counsel does not know of any contracts or documents of a character required to be described in the Registration Statement, Pricing Disclosure Package or Prospectus or to be filed as exhibits to the Registration Statement which are not so described and filed.
          (e) Baker Botts L.L.P., counsel for the Company, shall have furnished to you their written opinion, dated the Closing Date, and also an opinion dated any subsequent settlement date for Option Shares, in form and substance satisfactory to you, to the effect that:
               (i) The statements set forth in the Basic Prospectus under the caption “Description of Our Capital Stock” accurately summarize in all material respects the provisions of the Company’s Restated Articles of Incorporation, the Amended and Restated Bylaws, the Rights Agreement and applicable laws of the State of Texas described therein, and the Securities and the Rights conform, as to legal matters, in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus, including, without limitation, the description in the Basic Prospectus under the caption “Description of Our Capital Stock”;
               (ii) The Securities have been duly and validly authorized by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor pursuant to the terms of this Agreement, the Securities will be duly and validly issued, fully paid and nonassessable; and the issuance of the Securities will not be subject to any preemptive or similar rights under the Restated Articles of Incorporation or the Amended and Restated Bylaws of the Company, each as amended to date, or the Texas Business Corporation Act to subscribe for shares of Common Stock;
               (iii) The Registration Statement has become effective under the 1933 Act, and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering have been instituted and are pending or are threatened by the Commission under the 1933 Act; the Registration Statement, as of the date of this Agreement, and the Permitted Free Writing Prospectus and the Prospectus, as of their dates and on the Closing Date (except for the financial statements, pro forma financial statements and financial statement schedules contained or incorporated by reference therein (including the notes thereto and the auditors’ reports thereon), as to which such counsel need not express an opinion) appear on their face to have complied or to comply as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder, and each document incorporated by reference therein as originally filed pursuant to the 1934 Act (except for the financial statements, pro forma financial statements and financial statement schedules contained or incorporated by reference therein (including the notes thereto and the auditors’ reports thereon), as to which such counsel need not express an opinion) when so filed appears on its face to have complied as to form in all material respects with the 1934 Act and the applicable rules and regulations of the Commission thereunder;
               (iv) The execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company;
               (v) No consent, approval, authorization or other order of, or registration with, any governmental regulatory body under the 1933 Act or the 1934 Act is required for the issuance and sale of the Securities or for the consummation by the Company of the transactions contemplated herein, except such as have been obtained under the Act;
               (vi) The Rights Agreement has been duly executed and delivered by the Company; the issuance of the Rights associated with the Securities has been duly authorized by all necessary corporate action on the part of the Company and, upon issuance in connection with the issuance of the associated Securities as provided in paragraph (ii) above, and in accordance with the terms of the Rights Agreement, the Rights will be validly issued;
               (vii) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and Prospectus, will not be an “investment company” as defined in the Investment Company Act; and
               (viii) Although the discussion set forth in the Prospectus under the heading “Certain U.S. Federal Tax Consequences to Non-U.S. Holders of Common Stock” does not purport to discuss all possible United States Federal tax consequences of the purchase, ownership, and disposition of the Securities, in such counsel’s opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States Federal income tax consequences of the ownership of the Securities and the disposition of the Securities by the holders addressed therein, based upon current law and subject to the qualifications set forth therein.
          In addition, such counsel shall state that such counsel have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and counsel and representatives of the Underwriters, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed. Although such counsel have not undertaken to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus or any of the documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent set forth in paragraphs (i) and (viii) above), such counsel advises the Underwriters that, on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that the Registration Statement (except for (A) the financial statements, pro forma financial statements and financial statement schedules contained or incorporated by reference therein (including the notes thereto and the auditors’ reports thereon), (B) the other financial information and any statistical information contained or incorporated by reference therein, or omitted therefrom, (C) the representations and warranties and other statements of fact included in any exhibit thereto, and (D) any Form T-1 Statement of Eligibility and Qualification of the Trustee included as an exhibit to the Registration Statement, as to which such counsel need not comment) as of the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Pricing Disclosure Package (except for (A) the financial statements, pro forma financial statements and financial statement schedules contained or incorporated by reference therein (including the notes thereto and the auditors’ reports thereon) and (B) the other financial information and any statistical information contained or incorporated by reference therein, or omitted therefrom, as to which such counsel need not comment), as of the Applicable Time contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus (except for (A) the financial statements, pro forma financial statements and financial statement schedules contained or incorporated by reference therein (including the notes thereto and the auditors’ reports thereon) and (B) the other financial information and any statistical information contained or incorporated by reference therein, or omitted therefrom, as to which such counsel need not comment) contained, as of its date, or contains, on the Closing Date, any untrue statement therein of a material fact or omitted, as of its date, or omits, on the Closing Date, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
In rendering its opinions and statements in subparagraphs (e)(iii) and in the immediately preceding paragraph above, such counsel may assume that the date of this Agreement is “the earlier of the date the Prospectus is first used or the date and time of the first contract of sale of the Securities” unless the Representatives shall advise that the earlier of such events occurred on a different date that it shall specify, in which case the phrase “as of the date of this Agreement” in such subparagraph and paragraph shall be replaced by the date so identified.
          (f) At the time of execution of this Agreement, Deloitte & Touche LLP shall have furnished to you a letter dated the date of such execution, substantially in the form heretofore supplied and deemed satisfactory to you.
          (g) At the Closing Date, Deloitte & Touche LLP shall have furnished you a letter dated the Closing Date, and also a letter dated any subsequent settlement date for Option Shares, to the effect that such accountants reaffirm, as of such date and as though made on such date, the statements made in the letter furnished by such accountants pursuant to paragraph (f) of this Section 6, except that the specified date referred to in such letter will be a date not more than three business days prior to the Closing Date or any subsequent settlement date for Option Shares, as the case may be.
          (h) The Company shall have furnished or caused to be furnished to you at the Closing Date and any subsequent settlement date for Option Shares, certificates of the President or any Senior or Executive Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or any subsequent settlement date for Option Shares, as the case may be, (iii) subsequent to the date of the most recent financial statements in the Pricing Disclosure Package and the Prospectus, there has been no material adverse change in the business, financial condition, prospects or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Pricing Disclosure Package and the Prospectus or as described in such certificate and (iv) as to such other matters as you may reasonably request.
          (i) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would as of the Closing Date or any subsequent settlement date for Option Shares, prevent the issuance or the sale of the Securities; and no injunction, restraining order or order of any other nature by any court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.
          (j) At the Closing Date, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each person listed on Schedule III hereto, addressed to the Representatives.
          (k) The Company shall have caused the Securities to be approved for listing on the New York Stock Exchange and the Chicago Stock Exchange, subject only to official notice of issuance.

     7. Indemnification and Contribution.
          (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter and each person, if any, who controls each Underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith as such expenses are incurred), joint or several, which may be based upon either the 1933 Act, or the 1934 Act, or any other statute or at common law, on the ground or alleged ground that the Registration Statement, any preliminary prospectus, the Basic Prospectus, the Preliminary Prospectus, any Permitted Free Writing Prospectus, the Prospectus or any other Issuer Free Writing Prospectus (including any electronic road show such as that referenced in Section 3(a)) (or any such document, as from time to time amended, or deemed to be amended, supplemented or modified) includes or allegedly includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by, or through the Representatives on behalf of, any Underwriter specifically for use in the preparation thereof, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided that in no case is the Company to be liable with respect to any claims made against any Underwriter or any such director, officer or controlling person (an “Indemnified Party”) unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party, but failure to notify the Company of any such claim (i) shall not relieve the Company from liability under this paragraph unless and to the extent the Company did not otherwise learn of such claim and such failure results in the forfeiture by the Company of substantial rights and defenses and (ii) shall not relieve the Company from any liability which it may have to such Indemnified Party otherwise than on account of the indemnity agreement contained in this paragraph.
          The Company will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that the Company elects to assume the defense of any such suit and retains such counsel, the Indemnified Party, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Indemnified Party and the Indemnified Party and the Company have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit on behalf of such Indemnified Party, notwithstanding its obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that the Company shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and not more than one local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by the Representatives. The Company shall not be liable to indemnify any person for any settlement of any such claim effected without the Company’s prior written consent. The Company shall not, without the prior written consent of the Indemnified Party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Indemnified Party is or could have been a party and indemnity was or could have been sought hereunder by such Indemnified Party, unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. This indemnity agreement will be in addition to any liability which the Company might otherwise have.
          (b) Each Underwriter agrees severally and not jointly to indemnify and hold harmless the Company, each of the Company’s directors, each of the Company’s officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith as such expenses are incurred), joint or several, which may be based upon the 1933 Act or the 1934 Act, or any other statute or at common law, on the ground or alleged ground that the Registration Statement, any preliminary prospectus, the Basic Prospectus, the Preliminary Prospectus, any Permitted Free Writing Prospectus, the Prospectus or any other Issuer Free Writing Prospectus (including any electronic road show such as that referenced in Section 3(a)) (or any such document, as from time to time amended, or deemed to be amended, supplemented or modified) includes or allegedly includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by, or through the Representatives on behalf of, such Underwriter specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Preliminary Prospectus and the Prospectus: the information in the fourth paragraph, the tenth paragraph and the thirteenth paragraph, each under the heading “Underwriting”; provided that in no case is such Underwriter to be liable with respect to any claims made against the Company or any such director, officer, trustee or controlling person unless the Company or any such director, officer, trustee or controlling person shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or any such director, officer, trustee or controlling person, but failure to notify such Underwriter of any such claim (i) shall not relieve such Underwriter from liability under this paragraph unless and to the extent such Underwriter did not otherwise learn of such action and such failure results in the forfeiture by such Underwriter of substantial rights and defenses and (ii) shall not relieve such Underwriter from any liability which it may have to the Company or any such director, officer, trustee or controlling person otherwise than on account of the indemnity agreement contained in this paragraph. Such Underwriter will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that such Underwriter elects to assume the defense of any such suit and retain such counsel, the Company or such director, officer, trustee or controlling person, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) such Underwriter shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Company or any such director, officer, trustee or controlling person and such Underwriter and the Company or such director, officer, trustee or controlling person have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to such Underwriter, in which case such Underwriter shall not be entitled to assume the defense of such suit on behalf of the Company or such director, officer, trustee or controlling person, notwithstanding its obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that such Underwriter shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and not more than one local counsel) at any time for all of the Company and any such director, officer, trustee or controlling person, which firm shall be designated in writing by the Company. Such Underwriter shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter’s prior written consent. This indemnity agreement will be in addition to any liability which such Underwriter might otherwise have.
          (c) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the

Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (c). Notwithstanding the provisions of this subsection (c), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (c) to contribute are several in proportion to their respective purchase obligations and not joint.
     8. Substitution of Underwriters.
          If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder and the number of such Securities which such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total number of Securities to be then purchased, the non-defaulting Underwriters may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date or any subsequent settlement date for Option Shares, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriter agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the number of Securities with respect to which such default or defaults occur exceeds 10% of the total number of Securities to be then purchased and arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate (provided that if such default occurs with respect to Option Shares after the Closing Date, this Agreement will not terminate as to the Firm Shares or any Option Shares purchased prior to such default).
          If the non-defaulting Underwriter or Underwriters or substituted underwriter or underwriters are required hereby or agree to take up all or part of the Securities of the defaulting Underwriter as provided in this Section 8, (i) the Company shall have the right to postpone the Closing Date or any subsequent settlement date for Option Shares, as the case may be, for a period of not more than five full business days, in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement, Pricing Disclosure Package or Prospectus or in any other documents or arrangements, and the Company agrees to promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective number of Securities which the non-defaulting Underwriters or substituted purchaser or purchasers shall thereafter be obligated to purchase shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the non-defaulting Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the non-defaulting Underwriters or the Company, other than as provided in Sections 7 and 10.
     9. Survival of Indemnities, Representations, Warranties, etc.
          The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.
     10. Termination.
          If this Agreement shall be terminated pursuant to Section 8 or if for any reason the purchase of the Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8, the Company will reimburse the Underwriters for fees and disbursements of counsel reasonably incurred by them in connection with the offering of the Securities and, unless the termination is pursuant to Section 6(b)(iii), (iv), (v) or (vi), for all out-of-pocket expenses reasonably incurred by them in connection with the offering of the Securities.
     11. Notices; Affiliates.
          (a) In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.
          All statements, requests, notices and agreements hereunder shall be in writing, and (i) if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (facsimile number: 212-816-7912); Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Syndicate Manager; Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department (facsimile number: 646-855-3073), with a copy to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention:

ECM Legal (facsimile number: 212-230-8730); and UBS Securities LLC, 299 Park Avenue, New York, New York 10171, Attention: Equity Capital Markets; and (ii) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the Company, 1111 Louisiana Avenue, Houston, Texas 77002, Attention: Rufus Scott (facsimile number: 713-207-0490). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     12. Successors.
          This Agreement shall inure to the benefit of and be binding upon the several Underwriters and the Company and their respective successors and the directors, trustees, officers and controlling persons referred to in Section 7 of this Agreement. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be, and being, for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of the 1933 Act or the 1934 Act, and the representations, warranties, covenants, agreements and indemnities of the several Underwriters shall also be for the benefit of each director of the Company, each person who has signed the Registration Statement and the person or persons, if any, who control the Company within the meaning of the 1933 Act.
     13. Relationship
          The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
     14. Applicable Law.
          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     15. Counterparts.
          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or any other rapid transmission device designed to produce a written record of the communication transmitted shall be as effective as delivery of a manually executed counterpart thereof.

          If the foregoing is in accordance with your understanding, please sign and return to us seven (7) counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, CENTERPOINT ENERGY, INC.
By:	/s/ Gary L. Whitlock
	Name:	Gary L. Whitlock
	Title:	Executive President and Chief Financial Officer

Accepted as of the date hereof: CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Sandip Sen
	Name:	Sandip Sen
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.
By:	/s/ Brad Miller
	Name:	Brad Miller
	Title:	Managing Director — Head of US Syndication

By:	/s/ Edward Bryant
	Name:	Edward Bryant
	Title:	Director — Equity Capital Markets

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ Karl F. Schlopy
	Name:	Karl F. Schlopy
	Title:	Managing Director

UBS SECURITIES LLC
By:	/s/ Paul McNutt
	Name:	Paul McNutt
	Title:	Executive Director

By:	/s/ Jonathan Schudmak
	Name:	Jonathan Schudmak
	Title:	Director

For Themselves and as Representatives of the Underwriters Listed on Schedule I

SCHEDULE I

Number of Firm
Shares to be
Purchased
Citigroup Global Markets Inc.	3,990,000
Deutsche Bank Securities Inc.	3,990,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,990,000
UBS Securities LLC	3,990,000
Goldman, Sachs & Co.	1,008,000
HSBC Securities (USA) Inc.	1,008,000
Morgan Stanley & Co. Incorporated	1,008,000
RBC Capital Markets Corporation	1,008,000
Wells Fargo Securities, LLC	1,008,000

Total	21,000,000

SCHEDULE II
PRICING DISCLOSURE PACKAGE
1)	Preliminary Prospectus dated September 9, 2009

2)	Pricing Information:

Offering:	21,000,000 shares Common Stock, $0.01 par value per share

Overallotment Option:	3,150,000 shares at the Public Offering Price less the underwriting fees within 30 days of the date of the prospectus supplement for the Common Stock Offering, solely to cover overallotments, if any.

Public Offering Price:	$12.00 per share of Common Stock

SCHEDULE III
Directors and executive officers of the Company

David M. McClanahan	President, Chief Executive Officer and Director

Scott E. Rozzell	Executive Vice President, General Counsel and Corporate Secretary

Gary L. Whitlock	Executive Vice President and Chief Financial Officer

Walter L. Fitzgerald	Senior Vice President and Chief Accounting Officer

C. Gregory Harper	Senior Vice President and Group President—Pipelines and Field Services

Thomas R. Standish	Senior Vice President and Group President—Regulated Operations

Donald R. Campbell	Director

Milton Carroll	Director

Derrill Cody	Director

O. Holcombe Crosswell	Director

Michael P. Johnson	Director

Janiece M. Longoria	Director

Thomas F. Madison	Director

Robert T. O’Connell	Director

Susan O. Rheney	Director

Michael E. Shannon	Director

Peter S. Wareing	Director

Sherman M. Wolff	Director

EXHIBIT A
[Letterhead of director or executive officer of the Company]
September       , 2009
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC
     As Representatives of the Underwriters
Ladies and Gentlemen:
          This letter is being delivered to you in connection with a proposed Underwriting Agreement (the “Underwriting Agreement”) between CenterPoint Energy, Inc., a Texas corporation (the “Company”), and each of you, as representatives of the group of Underwriters named therein, whereby the Underwriters have agreed to purchase shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company pursuant to the Underwriting Agreement.
          In order to induce you and the other Underwriters to purchase the Securities pursuant to the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the U.S. Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any shares of Common Stock of the Company or any securities convertible or exercisable or exchangeable for such Common Stock, or publicly announce an intention to effect any such transaction, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, for a period of 90 days after the date of the Underwriting Agreement, other than (a) transactions related to shares of Common Stock or other securities convertible into or exchangeable for Common Stock of the Company acquired in open market transactions after the completion of the offering described in the immediately preceding paragraph, (b) transactions related to units in the fund holding the Company’s Common Stock under the CenterPoint Energy, Inc. Savings Plan, (c) transactions related to tax withholdings pursuant to the Company’s employee or non-employee director stock option plans, benefit plans or long-term incentive plans or (d) transfers or dispositions of Common Stock as a bona fide gift if the transferee agrees to be bound by the foregoing restrictions.

          If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Very truly yours,
By:
Name:
Title:

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